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                            Rule 424 (b)(2)
                            File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: 135                       Dated:  November 14, 1996

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                            21869EFS9

Principal Amount:                                 15,000,000.00

Settlement Date:                                  11/18/96

Base Rate:                                        LIBOR (TELERATE PG. 3750)

Index Maturity:                                   1 MONTH LIBOR

Intial Interest Rate:                             5.405%(5.375% TELERATE PG
                                                          3750, 11/14/96)

Spread or Spread Multiplier, if applicable:       PLUS 3 BPS.

Interest Rate Reset Dates:                        THIRD WEDNESDAY OF EACH MONTH

Interest Payment Dates:                           THIRD WEDNESDAY OF EACH MONTH

First Coupon:                                     12/18/96

Day Count:                                        ACTUAL/360

Stated Maturity Date:                             10/21/98

Maximum Interest Rate, if any:

Minimum Interest Rate, is any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: